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                                                                 Exhibit 10.2
                             VIEWLOGIC SYSTEMS, INC.

                               Retention Agreement
                               -------------------

         THIS  RETENTION  AGREEMENT by and between  Viewlogic  Systems,  Inc., a
Delaware corporation (the "Company") and                    (the "Executive") is
                                         ------------------
made as of July 1, 1997 (the "Effective Date").
         WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders, and
         WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances.
         NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 1.1).
      1.  KEY DEFINITIONS.

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         As used herein, the following terms shall have the following respective meanings:
           1.1  "CHANGE IN CONTROL" means:
               (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficial-ly owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securi-ties"); PROVIDED, however, that for purposes of this subsection 1.1(a), the fol-lowing acquisitions shall not constitute a Change in Control:(i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with all of clauses (i), (ii) and (iii) of subsection (c) of this Section 1.1; or
                (b) individuals who, as of the date hereof, constitute the mem-bers of the Board (the "Incumbent Directors") ceasing for any reason to

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constitute at least a majority of the Board; PROVIDED, however, that any indi-
vidual becoming a director subsequent to the date hereof whose election, or nom-ination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors then in office shall be deemed to be an Incumbent Director (except that this provison shall not apply to any individual whose initial election as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or
               (c) the consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following three conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a

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result  of  such  transaction  owns  the  Company  or  substantially  all of the
Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring
Corporation")  in  substantially   the  same  proportions  as  their  ownership,
immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding voting securities of such corporation (except to the extent that such ownership existed prior to the Business Combination) and (iii) a majority of the members of the board of directors of the Acquiring Corporation were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
               (d)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
           1.2 "CHANGE IN CONTROL DATE" means the first date during the Term (as defined in Section 2) on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Company is terminated prior to the date on
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which the Change in  Control  occurs or if any event  which  constitutes
Good Reason (as defined in Section 1.4) occurs prior to the date on which a Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or event which constitutes Good Reason (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment or event which constitutes Good Reason.
            1.3   "CAUSE" means:
                (a) the Executive's intentional, willful and continuous failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Executive gives notice of termination for Good Reason), which failure is materially and demonstrably injurious to the Company, and which failure is not cured within 30 days after a written demand for substantial performance is received by the Executive from the Board which specifically identifies the manner in which the Board believes the Executive has not substantially performed the Executive's duties; or
                (b) the Executive's intentional and willful engagement in il-legal conduct or gross misconduct which is materially and demonstrably

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injurious to the Company.
         For purposes of this Section 1.3, no act or failure to act by the Executive shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.
            1.4  "GOOD   REASON"   means  the   occurrence,   without  the
Executive's written consent, of any of the events or circumstances set forth in clauses (a) through (f) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the Date of Termination specified in the Notice of Termination (each as defined in Section 3.2(a)) given by the Executive in respect thereof, such event or circumstance has been fully corrected and the Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Executive).
                (a) any significant diminution in the Executive's duties, re-sponsibilities or authority in effect immediately prior to the earliest to occur of (i) the Change in Control Date, (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Con-trol or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as
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the "Measurement Date");
                (b) a reduction in the Executive's annual base salary as in effect on the Measurement Date or as the same may be increased from time to time;
                (c) the failure by the Company to (i) continue in effect any material compensation or benefit plan or program (a "Benefit Plan") in which the Executive participates or which is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or reasonable cash compensation in lieu thereof) has been made with respect to such plan or program, (ii) continue the Executive's participation in a Benefit Plan (or in such substitute or alternative plan or make reasonable cash compensation in lieu thereof) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than the basis existing immediately prior to the Measurement Date or (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance;
                (d) a change by the Company in the location at which the Executive performs the Executive's principal duties for the Company to a new location that is either (i) outside a radius of 35 miles from the Executive's principal residence immediately prior to the Measurement Date or (ii) more than 30 miles from the location at which the Executive performs his or her principal duties for
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the Company immediately prior to the Measurement Date, and which results in an increase in the Executive's daily commuting distance; or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date;
                (e) the failure of the Company to obtain the agreement, in a form reasonably satisfactory to the Executive, from any successor to the Company to assume and agree to perform this Agreement, as required by Section 7.1; or
                (f) any failure of the Company to pay or provide to the Executive any portion of the Executive's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of any employment agreement with the Executive.
         The Executive's right to terminate his or her employment for Good Reason shall not be affected by his or her incapacity due to physical or mental illness.
             1.5 "DISABILITY" means the Executive's absence from the full-time performance of the Executive's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.
       2. TERM OF AGREEMENT. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire
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upon the first to occur of (a) the  expiration  of the Term (as  defined below) if a Change in Control has not occurred during the Term, (b) the date 24 full calendar months after the Change in Control Date, if the Executive is still employed by the Company as of such later date, or (c) the fulfillment by the Company of all of its obligations under Sections 4 and 6.2 if the Executive's employment with the Company terminates within 24 full calendar months following the Change in Control Date, provided that Section 5 shall remain in effect from the Effective Date until 24 full calendar months after the Date of Termination of the Executive, if such termination occurs during the Term. "Term" shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2000; PROVIDED, however, that commencing on January 1, 2001 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.
        3. EMPLOYMENT STATUS; TERMINATION FOLLOWING CHANGE IN CONTROL.
             3.1 NOT AN EMPLOYMENT CONTRACT. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time. If the Executive's employment with the Company terminates for any reason

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and  subsequently  a Change in Control shall occur,  the Executive  shall not be entitled to any benefits  hereunder,  except as otherwise  provided  pursuant to
Section 1.2.
             3.2   TERMINATION OF EMPLOYMENT.
                (a) If the Change in Control Date occurs during the Term, any termination of the Executive's employment by the Company or by the Executive within 24 full calendar months following the Change in Control Date (other than due to the death of the Executive) shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with
Section 8. Any Notice of Termination shall:(i) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such
notice,  (ii) to the  extent applicable, set forth in reasonable   detail  the
facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the Date of Termination (as defined below). The effective date of an employment termination (the "Date of Termination") shall be the close of business on the date specified in the Notice of Termination (which date may not be less than 30 days or more than 60 days after the date of delivery of such Notice of Termination), in the case of a termination other than due to the Executive's death, or the date of the Executive's death, as the case may be.
                (b)  The failure by the Executive or the Company to set forth

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in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing the Executive's or the Company's right hereunder.
                (c) Any Notice of Termination for Cause given by the Company must be given within 90 days of the occurrence of the event(s) or circum-stance(s) which constitute(s) Cause. Prior to any Notice of Termination for Cause being given (and prior to any termination for Cause being effective), the Executive shall be entitled to a hearing before the Board at which he or she may, at his or her election, be represented by counsel and at which he or she shall have a reasonable opportunity to be heard. Such hearing shall be held on not less than 15 days prior written notice to the Executive stating the Board's intention to terminate the Executive for Cause and stating in detail the particular event(s) or circumstance(s) which the Board believes constitutes Cause for termination.
                (d) Any Notice of Termination for Good Reason given by the Executive must be given within six months of the occurrence of the events or circumstances which constitutes Good Reason.
       4.  BENEFITS TO EXECUTIVE.
            4.1 COMPENSATION. If the Change in Control Date occurs during the Term and the Executive's employment with the Company terminates within 24 full
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calendar  months  following the Change in Control Date, the Executive shall be entitled to the following benefits:
                (a) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Execu-tive's employment with the Company is terminated by the Company (other than for Cause, Disability or Death) or by the Executive for Good Reason within 24 full calendar months following the Change in Control Date, then the Executive shall be entitled to the following benefits:
                       (i) the Company shall pay to the Executive either in a lump sum in cash within 30 days after the Date of Termination, or, if the Executive so elects in writing within 15 days after the Date of Termination, in 48 bi-monthly installments, without interest, beginning on the date of the first normal executive payroll of the Company which occurs more than 30 days after the Date of Termination, the aggregate of the following amounts:
                              (1)  the sum of (A) the Executive's base salary
through the Date of Termination, (B) the product of (x) the Executive's total on target quarterly and annual bonuses for the current fiscal year (meaning the maximum amount of bonus for which the Executive is eligible for the entire fiscal year under the Company's executive bonus plan assuming that the Company and the Executive achieved all of their goals, excluding only the portion of the bonuses referred to as the "Stretch Bonus" (the "Target Bonus")) and (y) a frac-tion, the numerator of which is the number of days in the current fiscal year through the
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Date of Termination, and the denominator of which is 365 and (C) the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid, whether in quarterly bonus payments, or otherwise, (the sum of the amounts described in clauses (A) and (C) shall be hereinafter referred to as the "Accrued Obligations"); and
                              (2)  the amount equal to (A) two multiplied by (B)
the sum of (x) the higher of the Executive's annual base salary as of the Measurement Date or as of the date immediately before the Date of Termination; and (y) the Executive's Target Bonus for the current fiscal year.
                       (ii) for 24 full calendar months after the Date of Ter-mination, or such longer period as may be provided by the terms of the appro-priate plan, program, practice or policy, the Company shall continue to provide benefits to the Executive (other than any benefits under the executive bonus plan or the Viewlogic Systems, Inc. 401(k) Savings Plan) and the Executive's family at least equal to those which would have been provided to them if the Ex-ecutive's employment had not been terminated, in accordance with the applicable Benefit Plans in effect on the Measurement Date or, if more favorable to the Executive and his or her family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; PROVIDED, however, that if the Executive becomes reemployed with another

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employer and is eligible to receive comparable life,  medical,  dental, health, and accident or disability insurance benefits under another employer-provided plan, on terms at least as favorable to the Executive and his or her family, then the benefits described in this clause (ii) shall be reduced to the extent such other benefits are available to the Executive and his or her family;
                       (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or bene-fits required to be paid or provided or which the Executive is eligible to re-ceive following the Executive's termination of employment under any plan, pro-gram, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");
                       (iv) for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits to which the Executive is entitled, the Executive shall be considered to have remained employed by the Company until 24 months after the Date of Termination;
                       (v) the Executive shall become immediately and fully vested with respect to any contribution made by the Company for the account of the Executive under the Viewlogic Systems, Inc. 401(k) Savings Plan; and
                       (vi) The Company shall pay the commercially reasonable fees of one executive outplacement firm's services provided to the

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Executive, such firm to be chosen by the  Executive; and for a period of 24 full calendar months after the Date of Termination, the Company shall provide the Executive with an office, the use of a telephone, the use of an administrative assistant, the use of office equipment and related supplies to assist such Executive in his or her search for employment.
                  (b) RESIGNATION WITHOUT GOOD REASON; TERMINATION FOR CAUSE; TERMINATION FOR DEATH OR DISABILITY. If the Executive voluntarily terminates his or her employment with the Company within 24 full calendar months following the Change in Control Date, excluding a termination for Good Reason, or if the Exec-utive's employment with the Company is terminated by the Company for Cause, or by reason of the Executive's death or Disability within 24 full calendar months following the Change in Control Date, then the Company shall (i) pay the Executive (or his or her estate, if applicable), in a lump sum in cash within 15 days after the Date of Termination, the Accrued Obligations and (ii) timely pay or provide to the Executive the Other Benefits.
             4.2   STOCK OPTION ACCELERATION.  This Agreement shall not alter the terms of any stock option agreement outstanding on the Effective Date or subsequently granted to the Executive; provided however, that any stock options granted to the Executive after the Effective Date and prior to a Change in Control shall provide for a two-year acceleration of vesting upon a termination by the Company without Cause or termination by the Executive for Good Reason within
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24  full  calendar  months  after  the  Change  in  Control  Date,  such acceleration calculated as follows: the number of shares which will be vested for such options on the Date of Termination will equal the total number of shares of the option times a fraction, the numerator of which shall equal the number of full calendar months from the date of grant of the option to the Date of Termination plus 24 months, and the denominator of which shall equal the number of full calendar months from the date of grant to the date on which the option would have been fully vested, absent a termination in employment; provided however, that any such acceleration shall not be effective if it would prevent the Company from engaging in a transaction that will be treated as a pooling for accounting purposes.
              4.3 TAXES. Payments under Sections 4.1 and 4.2 shall be made without regard to whether the deductibility of such payments (or any other "parachute payments," as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")("Section 280G"), to or for the Executive's benefit) would be limited or precluded by Section 280G and without regard to whether such payments (or any other "parachute payments" as so defined) would subject the Executive to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code (the "Excise Tax"); provided that if the total of all "parachute payments" to or for the Executive's benefit, after reduction for all federal, state and local taxes (including the Excise Tax, if applicable) with respect to such payments (the "Total After-Tax Payments"),
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would be increased by the  limitation or elimination of any payment under Section 4.1, amounts payable under Section 4.1 shall be reduced to the extent, and only to the extent, necessary to maximize the Total After-Tax Payments. For purposes of determining whether and to what extent the amounts payable under Section 4.1 are to be reduced or eliminated no portion of the payments under Sections 4.1 or 4.2 shall be taken into account which based upon the advice of tax counsel to the Company do not constitute a "parachute payment" within the meaning of Section 280G. The determination as to whether and to what extent payments under Section 4.1 are required to be reduced in accordance with the preceding sentence shall be made at the Company's expense by Deloitte & Touche, LLP or by such other certified public accounting firm as the Board may designate prior to the Change in Control Date. If the payments under Section 4.1 are to be so reduced pursuant to this Section 4.3, the Executive shall choose which payment or payments to be made under Section 4.1 are to be eliminated or reduced. In the event of any underpayment or overpayment under Section 4.1, as adjusted by this Section 4.3, as determined by Deloitte & Touche, LLP (or such other firm as may have been designated in accordance with this Section 4.3), the amount of such underpayment or overpayment shall forthwith be paid to Executive or refunded to the Company, as the case may be, with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.
               4.4   MITIGATION.  The  Executive  shall  not  be  required  to
mitigate the
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amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.1(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by disability or death benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.
        5 NON-SOLICITATION OF EMPLOYEES. From the date of this Agreement until two years after the Date of Termination the Executive shall not directly or indirectly (a) solicit for hire, as an employee, consultant, contractor or otherwise, any then current employee of the Company; or (b) hire, as an employee, consultant, contractor or otherwise, any person who is, or has been, an employee of the Company, unless (i) such person has not been an employee of the Company (directly or indirectly) for more than six months prior to the date of hire, or (ii) such person's employment was terminated by the Company and not by such person.
        6.  DISPUTES.
                6.1  SETTLEMENT OF DISPUTES;  ARBITRATION.  All claims by the
Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set
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forth the specific reasons for the denial and the specific  provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.
              6.2  EXPENSES. The Company  agrees to pay as incurred,  to the full extent permitted by law, all attorney, accounting, arbitration and other fees and expenses which the Executive may reasonably incur as a result of any claim or contest by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including, without limitation, as a result of any contest by the Executive regarding the amount of any payment or benefits pursuant to this Agreement) provided that the Executive prevails in such claim or contest, plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.
         7.  SUCCESSORS; BINDING AGREEMENT.
               7.1  The Company shall require any successor (whether direct or
indirect,   by  purchase,   merger,   consolidation  or  otherwise)  to  all  or
substantially all of the business or assets of the Company expressly to assume and agree to perform
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

this Agreement to the same extent that the Company would be
required to perform it if no such  succession  had taken  place.  Failure of the
Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment (and such termination shall be deemed to have occurred after a Change in Control), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.
              7.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or his or her family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.
         8. NOTICE. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice,

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instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company at 293 Boston Post Road West, Marlboro, MA 01752, Attention: President, and to the Executive at the home address most recently provided by the Executive to the Company (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.
         9.  MISCELLANEOUS.
                9.1 EMPLOYMENT BY SUBSIDIARY. For purposes of this Agreement, the Executive's employment with the Company shall not be deemed to have terminated solely as a result of the Executive continuing to be employed by a wholly-owned subsidiary of the Company.
                9.2 SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed automatically adjusted to
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

conform to the  requirements  for  validity  or  enforceability  as declared at such time while maintaining the original intent of the provision to the greatest extent possible and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. If the provision invalidated or deemed unenforceable is of such a nature that it cannot be so adjusted, the provision shall be deleted from this Agreement as though it had never been included therein. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
                9.3 INJUNCTIVE RELIEF. The Company and the Executive agree that any breach of this Agreement by the Company or the Executive is likely to cause the Executive or the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Executive or the Company shall have the right to seek specific performance and injunctive relief.
                9.4 GOVERNING LAW. The validity, interpretation, construction, enforceability and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.
                9.5 WAIVERS. No waiver by the Executive at any time of any breach of, or compliance with, any provision of this Agreement to be performed by
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

the Company shall be deemed a waiver of that or any other provision at any subsequent time.
                9.6   COUNTERPARTS.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.
                9.7 TAX WITHHOLDING. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.
                9.8 ENTIRE AGREEMENT. Except as provided in the Executive's stock option agreements or Invention and Non-Disclosure Agreement (or any comparable agreement with a different title), this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. Nothing contained in this Agreement shall limit the Executive's or the Company's rights, obligations and benefits under the Executive's stock option agreement and Invention and Non-Disclosure Agreement.
                9.9 AMENDMENTS. The Executive and the Company may, by mutual agreement, amend or modify this Agreement, provided, however that any

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

such amendment or modification shall only be effected by a written instrument executed by both the Company and the Executive.
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the day and year first set forth above.

                                    VIEWLOGIC SYSTEMS, INC.

                                    By:
                                       -------------------------------

                                    Title:
                                          ----------------------------


                                    EXECUTIVE

                                    ---------------------------


                                    Name:
                                         ----------------------


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